UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2014 (December 18, 2014)

Business Development Corporation of America II

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

814-01083	61-1735888
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 14th Floor

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

(212) 415-6500

(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 18, 2014, the board of directors of Business Development Corporation of America II (the “Company”) appointed Randolph C. Read as an independent director and a member of the audit committee, the nominating and corporate governance committee and the valuation committee. There are no related party transactions involving Mr. Read that are reportable under Item 404(a) of Regulation S-K.

Mr. Read, 62, has been President and Chief Executive Officer of Nevada Strategic Credit Investments, LLC since 2009.  From 2007 to 2009 Mr. Read served with The Greenspun Corporation, lastly as Executive Director and President, whose companies included its wholly owned subsidiary American Nevada Realty.  Mr. Read has previously served as President of a variety of other companies, including International Capital Markets Group, Inc.  Mr. Read serves on the Board of Directors of Pacific Millennium Packaging Group Corporation (Hong Kong) and the advisory board of the Flying Food Group, LLC and has previously served on a number of public and private company boards.  He has an M.B.A. in Finance from the Wharton Graduate School of the University of Pennsylvania and a B.S. from Tulane University.

The Company believes that Mr. Read’s prior business experience and his leadership qualities make him well-qualified to serve on the board of directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Business Development Corporation of America II

December 19, 2014	By:	/s/ Peter M. Budko
		Name:	Peter M. Budko
		Title:	Chief Executive Officer